Asset Purchase Agreement

by and between

Cognigen Networks, Inc. (“Seller”)

and

Acceris Management and Acquisition LLC (“Buyer”)

Entered into on October 13, 2006 (with an effective date of October 16, 2006 at 12:01 a.m. Pacific Time)
for the sale and purchase of certain Customer Accounts and related Assets of Cognigen Networks, Inc.

Asset Purchase Agreement

     This Asset Purchase Agreement (this “Agreement”) is executed as of this October 13, 2006, and is effective as of October 16, 2006 at 12:01 a.m. (“Effective Date”), between Cognigen Networks, Inc., a Colorado corporation (“Seller”), and Acceris Management and Acquisition LLC, a Minnesota limited liability company (the “Buyer”).

W I T N E S S E T H:

     WHEREAS, Cognigen Networks, Inc. (“Seller”) is engaged in the business of providing competitive intra and interlata, international long distance telephone service, prepaid long distance services and other telecommunications related services to residential and business customers (the “Business”); and

     WHEREAS, the Seller desires to sell, and the Buyer desires to purchase certain designated residential and business customer accounts and related assets and rights as described in this Agreement.

     NOW, THEREFORE, the parties hereto hereby agree to the above recitations and as follows:

Section 1

Purchase and Sale of Assets

     1.1    Purchase and Sale. Subject to all the terms and conditions of this Agreement, and for the consideration herein stated, on each applicable Closing Date, the Seller agrees to sell, convey, assign and transfer to the Buyer, and the Buyer agrees to purchase and accept from the Seller, the customer accounts for which regulatory approvals have been obtained, and all of the other related assets and rights described below (the “Sale Assets”), with such covenants, representations and warranties, agreements and indemnifies as are set forth in this Agreement, free and clear of all liens, claims and encumbrances of any kind whatsoever, including specifically any tax liens of any kind. The Sale Assets shall include all of the Seller’s right, title and interest in and to:

     (a) all of the existing residential and business customers of any type or kind that constitute the Business originating in the top 34 states by revenue as set forth in the attached Schedule 1.1(a) and all contractual or other rights of the Seller with respect to such customer accounts (including any and all carrier access revenue relating to such customers) (“Sold Customers”);

     (b) all the names, addresses and other pertinent information for all of the Seller’s customer lists, if any, (together with the right to solicit, service and bill said customers), customer agreements, customer billing and collection data and customer billing history since inception of each customer account with the Sellers or any predecessor entities in electronic format, manuals, forms, computer programs, business plans, tradenames or brandnames (including the brandnames “Cogni”, “Congnidial”, “Cognicall”, “Congniworld”, “Intandem”, “Congnistate” and “Cogniphone” or like data or intellectual property rights relating to the Sold Customers;

     (c) all cash and cash equivalents, proceeds of every nature, attributable to the Sold Customers accrued, due or collected after the applicable Closing Date for all Sold Customers for which regulatory approval has been obtained at the time of such applicable Closing Date. The proceeds relating thereto shall be handled as provided on the Management Services Agreement between the Seller and Buyer. All of the assets described in this 1.1 (a) through (c) are collectively the “Sale Assets”.

     The Buyer hereby grants the Seller, for a period of one year after the Closing Date, the right to access and copy, at reasonable times after reasonable notice, any business records transferred to Buyer which the Seller determine is necessary to prepare financial statements, prepare tax returns or otherwise support representations to Legal Authority, or to defend against, or participate in, any actual or pending lawsuit or administrative actions against Seller.

     1.2    Excluded Assets. All assets of the Seller not listed in Sections 1.1 (specifically excluded are the Customer accounts from the bottom 34 states of Seller by revenue) or otherwise described in this Agreement will not be transferred to Buyer by the Seller pursuant to this Agreement (the “Excluded Assets”).

     1.3    No Liabilities. The Buyer is not assuming any liabilities of the Seller in this transaction.

Section 2

Purchase Price

     2.1    Purchase Price.

     As full consideration for the Sale Assets the Buyer agrees to pay the sum of 1.5 times the amount of Net Billed Revenue relating to the Sold Customers as of the end of the third full month after the date of this Agreement (the “Purchase Price”). By way of example, if this agreement is signed on October 13, 2006, the Net Billed Revenue from which the purchase price shall be determined shall be the Net Billed Revenue related to the Sold Customers for the month of February 1-28, 2007. Buyer shall make a down payment toward the Purchase Price of $200,000 in immediately available funds payable on the date of execution of this Agreement by wire transfer to the account of the Seller. The balance of th Purchase Price, less $25,000 shall be paid on the date of the Final Closing Date. The remaining $25,000 due shall be paid to the Seller on the date which is six months from the date of the Final Closing Date, or the date of final state regulatory approval, whichever is later. Net Billed Revenue means usage revenue based upon intrastate, interstate or international long distance useage charges for calls made by Seller’s customers, but excluding regulatory, USF, tax or other nonusage pass through fees, late fees or carrying fees, and specifically excluding nonrecurring fees of every kind and nature.

     2.2 Allocation of Purchase Price. The Buyer and Seller shall cooperate and in good faith, within one (1) month following the Final Closing Date, shall allocate the Purchase Price among the Sale Assets in the manner they mutually determine.

Section 3

Representations and Warranties of the Buyer

     The Buyer represents and warrants to the Seller as follows:

     3.1    Authorization and Enforceability. The Buyer is a Minnesota limited liability company, is legally qualified to do business in such jurisdictions as are necessary to conduct its business, and has all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as now conducted. The Buyer has taken all action necessary to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments reasonably necessary to complete the transactions contemplated by this Agreement and has full power and authority to enter into this Agreement and such other agreements and instruments and carry out the terms hereof and thereof on the Closing Date. The Buyer has duly executed and delivered this Agreement and this Agreement is the valid and binding obligation of the Buyer enforceable in accordance with its terms.

     3.2    Compliance. The execution, delivery and performance of this Agreement by the Buyer, the compliance by the Buyer with the provisions of this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or result in the breach of any of the terms or provisions of or constitute a default under:

     (a)    the articles of organization or bylaws of the Buyer;

     (b)    any note, indenture, mortgage or deed of trust or loan agreement to which the Buyer is a party or by which the Buyer is bound; or

     (c)    any material statute or any order, rule or regulation or any decision of any federal, state, local or foreign court or regulatory authority or administrative or arbitrative body, agency or tribunal, or any other governmental body whatsoever (“Legal Authority”) applicable to the Buyer.

     3.3    Consents. The Buyer has obtained, or shall have obtained prior to the applicable Closing Date, all material consents, authorizations or approvals of any third parties required to be obtained in connection with the execution, delivery and performance of this Agreement. The Buyer has made, or will have made prior to the applicable Closing Date, all material registrations or filings required for the execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby if any are required.

     3.4    Brokers. The Seller has no obligation to pay any fees or commissions to any broker, finder, agent or other intermediary in connection with the negotiation or consummation of the transactions contemplated hereby as a result of any action or agreement of the Buyer. Seller has disclosed certain finder’s fees that Seller will pay upon closing of this transaction. Seller shall be responsible for payment of such finder’s fees and shall defend, and hold harmless Buyer for any claims against Buyer by such third parties owed a finder’s fee by Seller.

     3.5    Legal Proceedings. There are no claims, actions, suits, inquiries, investigations or proceedings before any Legal Authority pending or, to the Buyer’s knowledge, threatened against the Buyer relating to the transactions contemplated hereby or relating to the Sale Assets.

Section 4

Representations and Warranties of the Seller

     The Seller represents and warrants to the Buyer as follows:

     4.1    Authorization and Enforcement. The Seller is duly organized and validly existing under the laws of the state of Colorado and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business. The Seller has full power and authority to perform this Agreement and to execute and deliver the documents and instruments contemplated by this Agreement (the “Seller’s Documents”). The Seller has duly executed and delivered this Agreement and will at each applicable Closing Date deliver the Seller’s Documents. The Seller’s Documents as delivered at the Closing Date will be valid and binding obligations of the Seller’s enforceable in accordance with their terms.

     4.2    Compliance. The execution, delivery and performance of this Agreement and the Seller’s Documents by the Seller, the compliance by the Seller with the provisions of this Agreement and the Seller’s Documents, and the consummation of the transactions contemplated by this Agreement and the Seller’s Documents will not conflict with or result in the breach of any of the terms or provisions of or constitute a default under:

     (a)    the certificate of incorporation or bylaws of the Seller;

     (b)    any note, indenture, mortgage, deed of trust, loan to which the Seller is a party or by which the Seller is bound; or

     (c)    any material statute or any order, rule or regulation or any decision of any Legal Authority applicable to the Seller.

     4.3    Consents. No consent, authorization or approval of any third-party is required to be obtained in connection with the Seller’s execution, delivery and performance of this Agreement and the Seller’s Documents.

     4.4    4.4 Brokers. The Buyer has no obligation to pay any fees or commissions to any broker, finder, agent or other intermediary in connection with the negotiation or consummation of the transactions contemplated hereby as a result of any action or agreement of the Seller. Buyer has disclosed certain finder’s fees that Buyer will pay upon closing of this transaction. Buyer shall be responsible for payment of such finder’s fees and shall defend, and hold harmless Seller for any claims against Seller by such third parties owed a finder’s fee by Buyer.

     4.5    Litigation. There are no material claims, actions, suits, inquiries, investigations or proceedings before any Legal Authority pending against the Seller, or the Sale Assets that may adversely affect the transactions contemplated hereby or the value of the Sale Assets. To the best of Seller’s knowledge after due inquiry, there are no material claims, actions, suits, inquiries, investigations or proceedings before any Legal Authority pending against the Seller that may adversely affect the transactions contemplated hereby or the value of the Sale Assets.

     To the best of Seller’s knowledge after due inquiry, the Seller have delivered to Buyer true and complete originals or where originals are not available, executed copies of all customer agreeements for the Business, including (Letters of Authorization) LOA’s in written or electronic form and all business records in its possession with respect to the Sale Assets.

     4.6    No Liens. The Sale Assets are not encumbured or otherwise pledged leaving the Sale Assets free and clear of any liens or any claims of any sort as of each applicable Closing Date. Seller hereby represents and warrants that it will obtain a release of the Sale Assets from the lien rights of Silicon Valley Bank within five business days of the siging of this Agreement and shall deliver the UCC-3 with respect to such release of the Sale Assets to Buyer. Buyer shall hold the UCC-3 in escrow and shall file the release on the first Closing Date after execution of this Agreement. The Sale Assets are specifically not subject to any tax liens or claims of any kind as of the Closing Date.

     4.7    No Undisclosed Encumbrances or Liabilities Affecting the Sale Assets. No facts or circumstances exist, and Seller is not aware of after reasonable due diligence, of any liabilities or any tax liabilities of any kind (federal, state local or otherwise) or obligations of the Seller (whether accrued, contingent, absolute, determined, determinable or otherwise of any nature whatsoever) which, after the passage of time, could reasonably be expected to result in any claims against, or material obligations or liabilities of the Seller relating to or that are or shall become a lien upon the Sale Assets or affecting the Sale Assets.

     4.8    Bone Fide Accounts Receivable. To the best of Seller’s knowledge after due inquiry, all the accounts receivable relating to the Sold Customer accounts will be bone fide accounts of the Seller for local, long distance or other telecommunications or related services or fees, which excludes negative account balances and tax obligations, and all billings to customers are true and correct and have been billed in conformity with the terms and conditions of the Sellers’ tariffs and/or customer agreements in force at the time of such billings with respect to the telecommunications customers of the Seller and are not subject to any offset or setoff by the customers.

     4.9    Valid Title. Seller represents and warrants that as of the Closing Date that the Seller shall have good title to all of the Sale Assets which it will convey to the Buyer on the Closing Date.

     4.10    Due Diligence Records True and Accurate. Seller represents and warrants that the due diligence records relied upon by Buyer in establishing the Purchase Price for the Sale Assets is materially true and accurate and that Buyer may rely upon the accuracy of such information.

     4.11    No Material Misstatement. Seller represents and warrants that there is no material misstatement in any of the due diligence records relied upon by the Buyer in establishing the Purchase Price for the Sale Assets.

     4.12    No Change in Representations and Warranties. Seller shall represent and warrant on each applicable Closing Date that there have been no changes in the representations and warranties from the date of this Agreement until the applicable Closing Date that would have a material adverse effect upon the transaction.

Section 5

Covenants

     5.1    Access to Sale Assets. Prior to the applicable Closing Date, the Seller shall afford to the Buyer and its authorized representatives access to the Seller’s offices for the purpose of preparing for the transfer of the Sale Assets on the applicable Closing Date. Seller shall cooperate and provide all requested information to Buyer to allow Buyer to complete the terms of this Agreement by the applicable Closing Date. Seller covenants and agrees to pay Buyer ½ of the costs of regulatory approval paid to outside counsel and for regulatory filing fees for approval of the transfer of the Sale Assets to Buyer.

     5.2    Preservation of Sale Assets.

     (a)    Except as otherwise required by law or expressly permitted by this Agreement, the Seller agrees that it shall not take any action from execution of this Agreement until the Final Closing Date such as:

     (i)    dispose of, or agree to dispose of, any of the Sale Assets or lease or license, or agree so to lease or license, any of the Sale Assets and shall take all reasonable actions to preserve the value of the Sale Assets;

     (ii)    cancel, fail to maintain in force or change any policy of insurance relating to the Sale Assets or any policy or bond providing substantially the same coverage unless such cancellation or change is effective only after the applicable Closing Date. Seller shall within seven (7) days of the execution of this Agreement, provide to Buyer a Certificate of Insurance delivered to the Buyer which describes all insurance coverage in effect at least until the Final Closing Date, or any additional dates for which such insurance has been prepaid;

     (iii)    waive, release, grant or transfer any rights of value or modify or change any existing license, lease, contract or other agreement or arrangement affecting the Sale Assets; or

     (iv)    discontinue any regulatory approval or other licenses required for the continued operation of the Business with respect to the Sale Assets until the date of foreclosure upon the Sale Assets by the Seller and resale by Seller of the Sale Assets to Buyer;

     (v)    fail to pay any and all federal, state or local taxes or regulatory fees or charges of any kind which the Seller may owe with respect to the Sale Assets; or

     (vi)    forgive or otherwise compromise any of rights to payment or other contractual rights with respect to the Sale Assets from the date of execution of this Agreement until the Closing Date.

     (b)    Except as otherwise required by law or expressly permitted by this Agreement, Seller and Buyer shall after the date of execution of this Agreement and until the Final Closing Date:

     (i)    use reasonable efforts to maintain the value of all of the Sale Assets and the related telecommunications customers, consistent with reasonable industry practices; and

     (ii)    use their best efforts to cause the Seller to operate the Business on a going-concern basis and in the ordinary course of their business.

     5.3    Remedies for Breach by the Seller. In the event of a violation or breach of this Agreement by the Seller, the Buyer may obtain specific enforcement of this Agreement and shall have every other damage or other remedy available to it at law or equity.

     5.4    Non-Solicitation. After the Final Closing Date Seller will not directly or indirectly, either as principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, solicit, call on, take away, divert or assist any person in so soliciting, diverting, calling on, or taking away any of the Sold Customers from Buyer, and not seek to employ any termporary independent contractors or employees of Buyer that are being used by the Buyer from the date of this Agreement until the Final Closing Date. The covenants contained herein shall be construed and interpreted in any judicial proceeding to permit its enforcement to the maximum extent. Seller agrees that the restraint imposed is necessary for the reasonable and proper protection of Buyer and its affiliates, and that said restraint is reasonable in terms of subject matter, duration, and geographic scope. It is understood by the parties that these restrictive covenants are an essential element of this Agreement and that, but for such covenant, Buyer would not have entered into this Agreement. Without intending in any way to limit the remedies available to Buyer, Seller understands and agrees that damages at law may be an insufficient remedy to Buyer if Seller breach this covenant not to compete and that Buyer may seek injunctive relief in any court of competent jurisdiction to restrain the breach or the threatened breach of or otherwise specifically to enforce the covenants contained in this Section 5.4. The provisions of this covenant shall in no way prohibit the Seller from engaging in the telecommunications business in any other way.

     5.5    Quiet Enjoyment of Sale Assets. Seller shall defend the quiet enjoyment and ownership of the Sale Assets for Buyer against any third party claim of ownership and Seller shall indemnify Buyer from any and all liabilities, obligations, losses, damages, penalties, costs and expenses of any kind or nature that are asserted against the Buyer or the Indemnified Parties (as such term is defined in Section 6.1 hereof) that arise from third party claims to ownership or title to the Sale Assets.

     5.6    Nondisclosure. From the execution of this Agreement until the earlier of the Final Closing Date or termination of this Agreement by the parties, Seller shall not disclose or otherwise discuss a transaction for the sale of the Sale Assets with any other third party, except as otherwise provided in this Agreement or to finalize regulatory filings with respect to this transaction.

Section 6

Indemnification of Buyer by the Seller

     The Seller undertakes the following duties to defend and indemnify the Buyer and other parties defined below for the following matters:

     6.1    Tax and Regulatory Indemnity by Seller. Seller shall indemnify and hold Buyer and its governors, officers, managers, employees, members, affiliates and agents ( the “Indemnified Parties”) harmless from and against, and shall pay to the Indemnified Parties within ten (10) days after Seller’s receipt of written demand from the Indemnified Parties, any and all liabilities, obligations, losses, damages, penalties, costs and expenses of any kind or nature that are asserted against the Indemnified Parties or the Sale Assets as a result of any excise, sales, payroll, use or other type of tax or reguatory fee of any kind assessed by, unpaid or due from the Seller (or their precedessors) whatsoever by any federal, state, local or other taxing authority, governmental or quasi-governmental authority (“Seller Tax Liabilities”).

Seller shall also defend, indemnify and hold harmless the Indemnified Parties against any regulatory claims, liabilities, obligations, losses, damages, charges, fines, penalties or costs and expenses of any kind or nature (“Seller Regulatory Liabilities”) or any other claims, liabilities, obligations, losses, damages, charges, fines, penalties or costs or expenses of any kind or nature relating to ownership, management or control of the Sale Assets prior to the Effective Date (whether or not the claim arose prior to on or after the Effective Date) that are asserted against the Indemnified Parties or the Sale Assets for the regulatory actions or inactions of the Seller or any of their subsidiaries with respect to the Sale Assets or this Agreement or for any other reason. Seller shall also defend, indemnify and hold harmless the Indemnified Parties for all actions taken by Buyer under the Management Services Agreement with the Seller relating to any Seller Tax Liabilities or Seller Regulatory Liabilities.

If Seller does not pay any indemnity amount due under this Agreement, Buyer shall have the additional right to set off such amount against any cash payment due to Buyer under the terms of this Agreement or the Management Services Agreement after the Indemnified Parties have provided Seller fifteen (15) days advance notice of such obligation in writing, and Seller has not paid the item presented by the Indemnified Parties.

The Seller agrees to defend and indemnify the Indemnified Parties from and against any litigation or arbitration claims, counterclaims, crossclaims, liabilities, obligations, losses, damages, penalties, costs and expenses of any kind or nature that are asserted by any third party or creditor, vendor or shareholder of the Seller against the Indemnified Parties or the Sale Assets relating to this Asset Purchase Agreement or under the Management Services Agreement and related transaction documents.

     6.2    Breach of Representations or Warranties or Other Agreements; Limitation Period. The Seller shall defend and indemnify the Indemnified Parties against any breach of any of Seller’s representations and warranties, convenants, or other agreements under the terms of this Agreement. The obligation to resolve any breach of representation or warranty or covenant liability shall continue for 18 months after the Final Closing Date and for the applicable statute of limitation period for tax, regulatory breaches or breaches that constitute a material misrepresentation or are the basis for rescission of this agreement by a party. Buyer may offset any payment due to Seller at any time due to a breach of a representation, warranty, covenant or agreement of Seller under this Agreement.

Section 7

Conditions to Obligations of the Buyer

     The obligations of the Buyer under Sections 1 and 2 of this Agreement are subject to satisfaction, at or prior to the applicable Closing Date, of each of the following conditions, any one or more of which may be waived in writing by the Buyer:

     7.1    Representations, Warranties and Covenants. All representations and warranties, covenants and other agreements of the Seller made in this Agreement and the Seller’s Documents shall in all material respects be true and correct on and as of the applicable Closing Date with the same force and effect as if made as of that date. All of the terms, covenants, conditions and agreements set forth in this Agreement and the Seller’s Documents to be complied with and performed by the Seller at or prior to the applicable Closing Date shall in all material respects have been complied with or performed thereby.

     7.2    Seller’s Authorization. Seller shall deliver due proof and authorization of the execution, delivery and performance of this Agreement by the Board of Directors of the Seller to Buyer at the applicable Closing Date.

     7.3    Approvals. All material authorizations, consents and approvals of any Legal Authority and third parties required to be obtained by Seller in order to permit consummation of the transactions contemplated by this Agreement by Seller, if any, shall have been obtained and be reasonably satisfactory in form and content to the Buyer.

     7.4    Assignment Right of Buyer to Third Party. Buyer shall retain the right at or before the Final Closing Date to designate in writing to the Seller that certain of the Sale Assets shall be assigned to a third party if the Buyer has not been able to obtained the necessary approvals for transfer of such customer accounts in the relevant jurisdictions on or prior to the Final Closing Date. Under such circumstances the Seller will sign an Asset Purchase Agreement for the assets with the third party and the Seller shall deliver to the third party the documents set forth in Section 9.2 on such closing date with respect to the third party buyer.

     7.6    Nonsolicitation Agreement. Seller shall deliver a Nonsolicitation Agreement in the form of the attached Schedule 7.6 to the Buyer on the Initial Closing Date.

     7.7    All Other Documents Seller shall deliver to Buyer such other Seller closing documentation as reasonably requested by Buyer.

Section 8

Conditions to Obligations of the Seller

     The obligations of the Seller under Sections 1 and 2 of this Agreement are subject to satisfaction, at or prior to the applicable Closing Date, of each of the following conditions, any one or more of which may be waived in writing by the Seller:

     8.1    Representations, Warranties and Covenants. All representations and warranties and covenants of the Buyer made in this Agreement shall in all material respects be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date. All of the terms, covenants, conditions and agreements to be complied with and performed by the Buyer on or prior to the Closing Date shall in all material respects have been complied with or performed thereby.

     8.2    Buyer Enters into Billing, Collect Agreement and Representative Agreement or Other Agreement Satisfactory to the Parties. Buyer and Seller shall have entered into a billing, collection, provisioning or other satisfactory agreement prior to November 1, 2006 with respect to the customer accounts of Seller in the bottom 16 states by revenue that the Seller is not selling under this Agreement on terms mutually acceptable to both parties. We need to discuss this aspect of the transaction. Buyer and Seller shall enter into a Representative Agreement so that Seller may act as an independent commissioned agent with respect to future customer acquisition by Seller on behalf of Buyer on terms acceptable to both parties.

     8.3    Seller and Buyer shall enter into a Representative Agreement relating to continued commissions payable to Seller on the Sold Customer contracts on and after the Effective Date of this Agreement and for any new customer sales obtained by Buyer as a result of the agent activities of the Seller. The commission rate shall be at the rate of 14% for commissions relating to the Sold Customers or the existing customers subject to a servicing arrangement. The commission for new customers generated by Seller for Buyer after the Effective Date shall be governed by the commission rate and agreement negotiated by the parties. The form of the Representative Agreement shall be as set forth in the attached Schedule 8.3.

     8.4    All Other Documents Buyer shall deliver to Seller such other Seller closing documentation as reasonably requested by Buyer.

Section 9

Termination

     9.1    Right of Parties to Terminate. This Agreement may be terminated:

     (a)    by the Buyer, if the Seller shall have breached any of its material obligations hereunder or under the Management Services Agreement or of the Buyer is unable to obtain satisfactory consents or approvals to consummate the transaction; or

     (b)    by the Seller, if the Buyer shall have breached any of its material obligations hereunder or under the Management Services Agreement; or

     (c)    by mutual written agreement by both parties to the Agreement.

     9.2    Effect of Termination. If either of or both of the Buyer or the Seller terminates this Agreement pursuant to Section 9.1, such party shall promptly give written notice thereof to the other party to this Agreement. Any such termination shall be subject to any right of damages or specific performance as provided in this Agreement or as otherwise provided by applicable law or equity.

Section 10

Closing Date

     10.1    Time and Place of Closing. The Interim Closing of the transactions contemplated by this Agreement (the “Interim Closing Date”) shall take place at the offices of Buyer, 60 South Sixth Street, Suite 2535, Minneapolis, Minnesota 55402 within five business days of such date as 85% by revenue of Sold Customer accounts have obtained regulatory approval, unless the parties agree to another location in writing, on such date as designated in writing by the Buyer, but not later than December 31, 2006 and the Final Closing Date (as defined below) shall occur upon such time as all final regulatory approvals have been obtained, but no later than March 31, 2007 (the “Final Closing Date”).

     10.2    Obligations of the Seller at Closing. On the applicable Closing Date, the Seller shall deliver or cause to be delivered to the Buyer the following documents and take the other actions identified :

     (a)    an assignment and bill of sale, conveying all of the Sale Assets for which regulatory approval has been obtained to the Buyer in the form attached as Schedule 10.2(a) hereof and all of the other Sale Assets as of the Initial Closing Date and the remaining customer account assets for which final regulatory approval as been obtained as of the final closing date (“Final Closing Date”);

     (b)    a closing certificate, pursuant to which the Seller represents and warrants to the Buyer that the representations and warranties, covenants and other agreements made by Seller to the Buyer in this Agreement are true and correct in all material respects as of the applicable Closing Date as if then originally made and that all covenants required by the terms hereof to be performed by the Seller on or before the Closing Date, to the extent not waived by the Buyer in writing, have been so performed in all material respects;

     (c)    all other documents and instruments as may be reasonably necessary and required to consummate the transactions contemplated by this Agreement approving and authorizing this Agreement and the transactions contemplated thereby.

     10.3    Obligations of the Buyer at Closing. On the applicable Closing Date, the Buyer shall deliver or cause to be delivered the following documents, and take the other actions identified below:

     (a)    a closing certificate pursuant to which the Buyer represents and warrants and covenants to the Seller that the Buyer’s representations and warranties and covenants to the Seller are true and correct in all material respects as of the Closing Date, and that all covenants required by the terms hereof to be performed by the Buyer on or before the Closing Date, to the extent not waived by the Seller in writing, have been so performed in all material respects;

     (b)    all other documents and instruments as may be reasonably necessary and required to consummate the transactions contemplated by this Agreement.

Section 11

Survival

All representations, warranties, covenants and agreements made in this Agreement or in any exhibit, schedule, certificate or agreement delivered in accordance with this Agreement shall survive the execution and delivery of this Agreement as provided in Section 6 of this Agreement.

Section 12

Other Provisions

     12.1    Further Assurances. After the applicable Closing Date, each of the parties will take such actions and execute and deliver to the other party such further documents, instruments of assignment, conveyances and transfers as, in the reasonable opinion of counsel to the requesting party, may be necessary (a) to ensure, complete and evidence the full and effective transfer of the Sale Assets to the Buyer from the Seller pursuant to this Agreement; (b) to notify all necessary LEC’s that the ANI’s are to be transferred from the Seller to the Buyer; and (c) to fully and completely consummate the transactions and agreements contemplated by this Agreement.

     12.2    Books and Records. On or prior to the Closing Date, the Buyer shall obtain and maintain all business records, books of account, files, invoices, and other materials relating to the Sale Assets of the Seller prior, whether in paper or electronic form.

     12.3    Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     12.4    Amendment, Waiver. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term, condition or breach, and no failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

     12.5    Governing Law, Jurisdiction. THE CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA. THE DISTRICT COURT FOR HENNEPIN COUNTY, MINNESOTA SHALL HAVE EXCLUSIVE JURISDICTION WITH REGARD TO ALL MATTERS RELATING TO THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT.

     12.6    Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement (a) shall be in writing; (b) shall be delivered personally, including by means of facsimile, overnight express delivery, or mailed by registered or certified mail, postage prepaid and return receipt requested; (c) shall be deemed given on the date of personal delivery or on the date set forth on the return receipt; and (d) shall be delivered or mailed to the addresses or facsimile numbers set forth below or to such other address as any party may from time to time direct in writing in accordance with this section (telephone numbers are provided to assist in coordination, but telephone conversations do not constitute notice):

If to the Buyer:

Elam Baer, Chairman
Acceris Management and Acquisition LLC
60 South Sixth Street, Suite 2535
Minneapolis, MN 55402
Telephone: (612) 465-0260
Facsimile: (612) 455-1022

(i) If to the Seller:

Gary L. Cook
Acting CEO, Senior VP/CFO
Cognigen Networks, Inc.
6405 218th St. SW, Suite 305
Mountlake Terrace, WA 98043-2180
Phone: (425) 329-2315
Fax: (206) 339-6512

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the day and year first written above.

BUYER:

ACCERIS MANAGEMENT AND ACQUISITION LLC

By:
Name:_________________________________
Title:________________________________

SELLER:

COGNIGEN NETWORKS, INC.

By:
Name:_________________________________
Title:________________________________

SCHEDULES

Schedule 1.1

Schedule of Sale Assets

Customer Accounts in 34 states

CA
NY
FL
TX
PA
NJ
CT
MA
MD
OH
MI
ME
WA
IL
NC
GA
VA
AZ
OR
CO
IN
MN
WI
KY
NV
NH
UT
VT
RI
DC
ID
MT
NM
IA

Schedule 7.7

NONSOLICITATION AGREEMENT

     1.    Non-Solicitation. After the Final Closing Date of the sale of the Sale Assets to Acceris Management and Acquisition LLC (“Aceris”) by Cognigen Networks, Inc. (“Cognigent”) as described in the Asset Purchase Agreement dated October 13, 2006 (Asset Purchase Agreement), neither Cognigent or any of its affilates or subsidiaries nor any of each of their officers, directors, employees, agents or successors will directly or indirectly, either as principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever, solicit, call on, take away, divert or assist any person in so soliciting, diverting, calling on, or taking away any of the Sale Customers or any other customers of Aceris or any of its affiliates, and not seek to employ any termporary independent contractors that are being used by Aceris from the date of the Asset Purchase Agreement between Aceris and Cognignet until the Closing Date of such Agreement or seek to hire any employees of the Buyer or any of Buyer’s affilate or subsidiary companies. The covenants contained herein shall be construed and interpreted in any judicial proceeding to permit its enforcement to the maximum extent. The Seller agree that the restraint imposed is necessary for the reasonable and proper protection of Aceris and its affiliates, and that said restraint is reasonable in terms of subject matter, duration, and geographic scope. It is understood by the Seller that Aceris would not have entered into the Asset Purchase Agreement without this covenant not to solicite by the Seller. Without intending in any way to limit the remedies available to Aceris, the Seller understands and agrees that damages at law may be an insufficient remedy to Aceris if the Seller breach this covenant not to solicite and that Aceris may seek injunctive relief in any court of competent jurisdiction to restrain the breach or the threatened breach of or otherwise specifically to enforce the covenants contained in this Agreement.

     2.    Miscellaneous.

     (a)    Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (b)    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the obligation not to compete by the Seller and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for in this Agreement.

     (c)    Amendment, Waiver. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term, condition or breach, and no failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

     (d)    Governing Law, Jurisdiction. THE CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA. THE DISTRICT COURT FOR HENNEPIN COUNTY, MINNESOTA SHALL HAVE EXCLUSIVE JURISDICTION WITH REGARD TO ALL MATTERS RELATING TO THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT.

     (e)    Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement (i) shall be in writing; (ii) shall be delivered personally, including by means of facsimile, overnight express delivery, or mailed by registered or certified mail, postage prepaid and return receipt requested; (iii) shall be deemed given on the date of personal delivery or on the date set forth on the return receipt; and (iv)hall be delivered or mailed to the addresses or facsimile numbers set forth below or to such other address as any party may from time to time direct in writing in accordance with this section (telephone numbers are provided to assist in coordination, but telephone conversations do not constitute notice):

If to the Buyer:

Elam Baer, Chairman
Acceris Management and Acquisition LLC
60 South Sixth Street, Suite 2535
Minneapolis, MN 55402
Telephone: (612) 465-0260
Facsimile: (612) 455-1022

(i) If to the Seller:

Gary L. Cook
Acting CEO, Senior VP/CFO
Cognigen Networks, Inc.
6405 218th St. SW, Suite 305
Mountlake Terrace, WA 98043-2180
Phone: (425) 329-2315
Fax: (206) 339-6512

     IN WITNESS WHEREOF, the parties have executed this Noncompetition Agreement as of the day and year first written above.

BUYER:

ACCERIS MANAGEMENT AND ACQUISITION LLC

By:
Name:_________________________________
Title:________________________________

SELLER:

COGNIGEN NETWORKS, INC.

By:
Name:_________________________________
Title:________________________________

Schedule 8.3

Form of Representative Agreement

[to be added]

Schedule 9.2(a)

Bill of Sale of Seller.

Cognigen Networks, Inc., a Colorado corporation, (“Seller”) hereby transfers, sells and assigns all of the customer accounts for which regulatory approval has been obtained, as set forth on the attached Exhibit A and all of the Sale Assets as defined in the Asset Purchase Agreement between the Seller and Aceris Management and Acquisition LLC (“Buyer”) as Buyer under the pursuant to the terms of the Asset Purchase Agreement between Seller and Buyer executed on October 13, 2006 but effective as of October 16, 2006 at 12:01 a.m. Such sale is subject to all of the representations, warranties, covenants and indemnifies made by the Seller with respect to the Sale Assets.

Dated: ______________________

SELLER:

COGNIGEN NETWORKS, INC.

By: _____________________________

Its: _____________________________

EXHIBIT A

BILL OF SALE

LISTING OF ALL SALE ASSETS

All of the assets of Seller described in Section 1 of this Agreement unless excluded on Schedule 1.1(b) or in Section 1.2 of this Agreement, and specifically the following Sale Customer accounts located in the 34 states listed below (based upon billing address or number prefex for numbers without a billing address):

[to be added at each closing]

MANAGEMENT SERVICES AGREEMENT

     THIS MANAGEMENT SERVICES AGREEMENT (“Agreement”) is made effective as of October 16, 2006 at 12:01 a.m. Pacific Time (“Effective Date”) by and among Acceris Management and Acquisition LLC, a Minnesota limited liability company (“Manager”) and Cognigen Networks, Inc., a Colorado corporation (“Company”). All capitalized terms not defined herein have the meaning ascribed to them in the Asset Purchase Agreement (“Purchase Agreement”) between the parties hereto entered into effective as of the same date and time as this Agreement. Any capitalized terms not specifically defined herein shall have the same meaning as set forth in the Purchase Agreement.

BACKGROUND

     WHEREAS, Company has agreed to retain Manager to manage the customer accounts relating to the Business as identified on the attached Exhibit A hereto (“Customers”) during the period set forth herein; and

     WHEREAS, Company desires to utilize Manager’s services and Manager desires to provide such services to Company to manage, to the fullest extent permissible under Law(s) (as defined below), the operations relating to the Customers pending receipt of Regulatory Approval of the transfer of the Customers by Company to Manager pursuant to the Purchase Agreement on the terms and subject to the conditions stated herein.

     NOW, THEREFORE, in consideration of the above recitals and mutual promises and other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1.    Compliance with Applicable Laws and Regulations.

     1.1    Company and Manager desire that this Agreement and the obligations performed hereunder be in compliance with (i) all applicable rules, regulations and policies of the Federal Communications Commission (“FCC”) and any state public utility commission(s) (the “State PUC(s)”); (ii) the Communications Act of 1934, as amended (the “Act”), 47 U.S.C. 151, et seq., (iii) state laws applicable to Company or Manager and (iv) any other applicable federal, state and local law, regulation or policy (collectively, “Law(s)”). Manager shall comply with Company customer proprietary network information policy (“CPNI Policy”) of Company during the term of this Agreement.

     1.2    It is expressly understood by the parties that nothing in this Agreement is intended to give Manager any right that would be deemed to constitute a transfer of control (as is defined in the Act and/or any applicable FCC or other relevant Law) of any of the applicable licenses from Company to Manager or to transfer the Customers to Manager to the extent prohibited by applicable Law. No Company licenses will be transferred from the Company to the Manager hereunder or under the Purchase Agreement and Manager shall obtain any regulatory licenses necessary to accept transfer of the Customers from Company to Manager prior to the Initial or Final Closing Date on which any Customers may be transferred to Manager pursuant to the Purchase Agreement. Each Party shall perform its obligations under this Agreement in accordance with applicable Law(s). Manager shall have no right to reprovision Customers or transfer wholesale service from Company contracts to Manager contracts until FCC approval for the customer base transfer has been obtained, although all preparatory work for such transfer may commence upon signing of this Agreement.

     1.3    If any State PUC or other governmental body of competent jurisdiction with regard to the Customers regulated by such State PUC determines that a provision of this Agreement violates any applicable Law, or if any State PUC regulating certain of the Customers has advised the parties, orally or in writing, that the review of any request by the parties for authority for the transactions contemplated hereby will be inordinately delayed or will likely be determined adversely to the parties, the parties will use their respective reasonable efforts to negotiate in good faith to modify this Agreement to the minimum extent necessary so as to comply with such order, decree, action or determination and/or remove any controversy identified by a State PUC without material economic detriment or effect to either party, and to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. This Agreement, as so modified, shall then continue in full force and effect. If the Initial Closing occurs under the Purchase Agreement but Regulatory Approval for the transfer of the remaining Customers to Manager under the Purchase Agreement cannot be obtained in any particular state, Manager shall continue to manage the remaining Customers until the Final Closing, and if there are other remaining Customers after the Final Closing, the Manager shall assist Company to obtain a buyer for such Customers for up to a one year period after the Closing Date. Any proceeds of the sale of such Customers shall be paid to the Manager as additional compensation under this Management Agreement. This clause does not apply as to the Excluded Assets or Excluded Liabilities under the Purchase Agreement.

     2.    Appointment of Manager. The Company hereby appoints Manager, to the fullest extent permissible under Law, as the provider of all services necessary or appropriate for the supervision and management of the Customers, as described more fully in Section 3 (the “Services”). Manager hereby accepts such appointment on the terms and subject to the conditions stated herein. Such appointment shall be effective as to all Customers as of the Effective Date and shall continue until the Final Closing or earlier termination of this Agreement; provided, however, such appointment shall cease on (a) the Initial Closing Date as to any and all Customers for which Regulatory Approval for the transfer of such Customers has been received as of such date and (b) the Final Closing Date as to any and all Customers for which Regulatory Approval is received after the Initial Closing Date.

     3.    Scope of the Services.

     3.1    Management. During the Term (defined below), subject to the limitations in Sections 1.2 and 1.3 hereof and under the supervision, control and direction from time to time of the Company and the Company’s Board of Directors and by its Designated Executive (as defined below), Manager shall establish and implement operational policies and provide general management and direction of the day-to-day operations with respect to the Customers and shall exercise general supervision and direction of all affairs related to the Customers’ accounts to the fullest extent permissible under Law(s) and shall make decisions with respect to the establishment, provisioning, contracting, billing, customer service and collection of the Customer accounts and the other duties listed in this Agreement.

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        (a)    Manager agrees to report regularly (but no less frequently than weekly) at mutually agreeable times to Natasha Kocharov (“Designated Executive”) concerning the status of the management of the Customers.

        (b)    Manager shall manage the Customers’ accounts and report to the Designated Executive from time to time as provided for in this Agreement and shall manage the Customers’ accounts in substantial good faith compliance with its obligations under this Agreement with respect to the Customers. Day to day operations shall include, without limitation, provisioning and procuring wholesale services, customer billing, customer care, management of accounts receivables and cash collections relating to the Customers. It is understood that CSTi and Convergia (hereinafter collectively referred to as CSTi) currently provides management services to Company with respect to the customers, and that Manager shall use its best efforts to replace CSTi by November 30, 2006 with respect to providing billing, customer care and collection services.

        (c)    Manager shall, upon execution of this agreement, assume control and management of the existing merchant account, lockbox deposit account and any and all accounts that receive payments from customers of the Company. Upon signing this agreement, the Company shall provide assurance satisfactory to the Manager that Manager has control of the lock box and all accounts that receive payments for service from the Customers. The Company shall, upon request of Manager, execute such additional documents and perform such further acts as may be necessary to insure Manager’s control of collections upon the signing of this agreement and thereafter. The Company shall also provide to Manager evidence satisfactory to Manager that all security interests in said collections and receivables have been released upon the signing of this agreement.

        (d)    Manager, from funds collected pursuant to section 3.1(c) above, will periodically remit to Company the following sums:

(i)	Amounts collected by Manager for services the Company provided to the Customers prior to the Effective Date.

(ii)

The amounts of the wholesale bills of the underlying carriers providing service to the Company relating to the Customers that are paid by the Company during this agreement for service provided on and after the Effective Date. The Manager will make said remittances within one business day of proof of payment by the Company of such amounts due.

(iii)	An amount, not to exceed 14% of commissionable revenue, applicable to services provided on or after the Effective Date.

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     4.    Responsibilities of the Company. During the Term, the Company shall assist and fully cooperate on a timely basis with Manager in its performance of the Services. Time is of the essence under this Agreement and the Company will work diligently to make decisions and execute any agreements or action plans for the Company in as reasonably expeditious manner as reasonably possible to allow Manager to perform the Services. The Company shall have the Designated Executive available either on site or by telephone during all regular business hours and such Designated Executive shall have full and complete authority to bind the Company to decisions regarding the Customers. Without limiting the foregoing, the Company shall undertake the following responsibilities to assist the Manager and to allow the Manager to manage the day to day operations of the Company:

        (a)    shall provide Manager with all information and materials in their possession or subject to their control to enable Manager to provide the Services under this Agreement;

        (b)    shall perform any acts reasonably necessary to manage the Customer accounts, excluding those acts that are to be performed by Manager in connection with the Services, pursuant to and in accordance with the request of Manager;

        (c)    shall continue to communicate with third parties, including state regulatory commissions, in cooperation with Manager, including responding to their inquiries, requests and correspondence;

        (d)    shall promptly inform Manager, and provide Manager with copies of, all correspondence and communications relating to the Company from third parties; and

        (e)    shall pay on a timely basis 1) the wholesale bills of the underlying carriers providing service to the Customers, and 2) the fees it owes to CSTi for services provided by CSTi under its management services agreement with CSTi, including any fees that may be incurred to CSTi in connection with the transition of the customers to Manager, 3) the commissions due to agents related to the customers, and 4) any other expenses relating to the Customer base to be sold to Manager.

        (f)    Until such time as the FCC has approved the customer base transfer contemplated by the Purchase Agreement, the Company shall continue to provide the underlying telecommunications service to the Customers utilizing its wholesale contracts with the carriers who provide such service as of the date of this agreement. As soon as practicable after FCC approval of the customer base transfer, the Manager will reprovision the Customers or transfer wholesale service from Company contracts to Manager contracts, although all preparatory work for such transfer may commence upon signing of this Agreement.

        (g)    The Company shall cause its existing management service provider, CSTi, to cooperate and provide all information required by Manager to effectuate an orderly transition of the customer base to Manager under the Purchase Agreement and to enable Manager to otherwise perform under this agreement and the Purchase Agreement. It is understood and agreed that the Company, and not the Manager, will be responsible to CSTi for all fees charged by CSTi, including those related to services provided by CSTi in transitioning the customer base to Manager. These costs include, without limitation, programming resources devoted to transitioning data from the CSTi to the Manager. The Company will need to provide, without limitation, information relating to the structure of the applicable databases, rate tables, tax tables, billing, collection, provisioning, and customer care systems, so that data can be properly migrated from the Company’s/CSTi’s system to the Manager’s system. This may include parallel bill runs by both CSTi and Manager to insure that proper data migration has occurred. Should CSTi charge any fees for such transition services, that the Company, and not the Manager, will be responsible for such fees. Provided, however, Manager shall pay the ordinary course monthly contractual fees accrued as owed to CSTi during the period from the Effective Date until termination of the CSTi contract term for its billing, collection and servicing of the accounts it services for Company out of collections in Section 3.1(c). If for any reason the billing term of the CSTi contract ends and CSTi requires a higher fee to continue and the customers have not been transitioned completely, Company shall pay the excess fee over the ordinary course monthly fee amount under the expired contract until the customers have been completely transitioned from CSTi.

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        (h)    The Company, during the term of this agreement and thereafter, shall pay the commissions to the agents applicable to the Customers.

        (i)    At the request of Manager, the Company shall timely exercise rights it has under any of the contracts or agreements of the Company with the Customers, including, but not limited to, rights, whether in law or equity, with respect to breach, termination, set-off, indemnity, waiver, sub-contracting and assignment and shall execute commitments, agreements, contracts, instruments or agreements as are reasonable for the management of the Customers as requested by the Manager, subject to the limitations of Section 1.2 above.

        (j)    Expenses incurred by the Company in transitioning the Customers to Manager’s service shall be the responsibility of the Company, including expenses that may be billed by CSTi to facilitate an orderly transition to Manager.

     5.    Independent Contractor Status of Manager. Manager is an independent contractor in the performance of the Services under this Agreement and shall determine the method, details and means of performing the Services. Without limiting the generality of the foregoing, Manager shall be permitted, in its sole discretion, but in no way shall be required to (i) enter into and perform contracts and agreements in its own name for the furnishing of services, equipment, parts and supplies in connection with the Services (subject to the limitations of Section 1.2 above), and (ii) recruit and hire and terminate its own employees and independent contractors to provide the Services. Manager shall solely establish the terms and conditions of employment for its employees and shall pay all salaries and other compensation due to such employees.

     6.    Compensation. As its compensation for the Services, the Manager shall be entitled to a fee equal to the cumulative amounts collected in the lockbox accounts or from other collection accounts relating to the Customer’s applicable to services provided to the Customers on and after the Effective Date, less 1) amounts Manager remits to the Company for the wholesales bills paid by the Company to its underlying carriers for services provided to Customers on behalf of Company after the Effective Date (October 16, 2006), 2) less commissions, not to exceed 14% of commissionable revenue, collected in the lockbox accounts or from other collection accounts relating to the Customers, and 3) amounts collected by Manager for services provided to Customers prior to the Effective Date. All final allocation decisions with regard to such cash collected and compensation to Manager shall be based upon generally accepted accounting principles as consistently applied by the Company. Any dispute regarding the calculation and determination of Manager’s fees shall be resolved by the dispute resolution mechanism set for in Section 11 of this Agreement.

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     7.    True-Up Payment. At the Final Closing, Manager shall pay to Company in immediately available funds an amount (the “True-Up Payment”) computed in accordance with the attached Exhibit B. In computing the True-Up Payment the items in Exhibit B shall be considered.

     8.    Expenses. Except as otherwise provided in the Purchase Agreement, the parties hereto shall pay their own legal fees, accounting and other expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement or the Purchase Agreement.

     9.    Termination of Agreement. The term of this Agreement (the “Term”) shall commence on the Effective Date hereof and shall expire upon the later of: (i) January 31, 2007; (ii) the Final Closing; or (iii) early termination of the agreement for a material breach of this Agreement or the Purchase Agreement by the other party. Upon the termination of this Agreement, neither party shall be further obligated under this Agreement except for the parties’ obligations under the last two sentences of Section 1.3 and their respective indemnification obligations set forth in Section 10. Upon termination of this Agreement or the Purchase Agreement by Manager, Manager may set off and recoup any down payment it has previously made to Company under the Purchase Agreement from funds of Company it is holding under this Agreement or otherwise.

     10.    Limitation of Liability.

        (a)    Both parties expressly agree that neither the Company nor the Manager will have any liability to the other party or any third party based on the failure of the Customers to achieve profitability at any specified level or based upon Manager’s decision-making with respect to management of the Customers under this agreement except for willful or criminal acts of the Manager or the Company, or any rescission liability payment due to Company by Manager if Manager terminates the Purchase Agreement under the terms thereof. Any claim of either party arising under or relating to this Agreement shall be made only against the other party as a corporation or limited liability company, as the case may be, and any liability relating thereto shall be enforceable only against the corporate or limited liability company assets of the party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against the parent company, Affiliated company, subsidiary, shareholder, employee or director or governor of another party.

        (b)    Notwithstanding anything to the contrary contained in this Section 10 the parties shall cooperate with each other in connection with any action, including keeping each other reasonably informed with respect to the status of any action and to obtain the benefits of any insurance coverage for third party claims that may be in effect at the time a third party claim is asserted.

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     10.    Dispute Resolution Mechanism for Determination of True-Up Payment. If the Company and Manager shall have a dispute over the determination of the True-Up Payment and cannot otherwise resolve it under this Agreement, the parties shall resolve it using the following process: One executive from each party shall meet and confer within two weeks of any dispute of determining the True-Up Payment to resolve the matter. If the two executives can nor resolve the number, each of the Company and the Manager shall appoint a neutral arbitrator and the two arbitrators shall choose a third arbitrator. The three arbitrators shall determine the True-Up payment utilizing the commercial arbitration rules of the American Arbitration Association and the arbitration shall be held in Minneapolis, Minnesota.

     11.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth calendar day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Manager:	Acceris Management and Acquisition LLC
60 South Sixth Street, Suite 2535
Minneapolis, MN 55402
Attn: Elam Baer
Facsimile: 612-455-1022
Copy to:
Drew S. Backstrand
General Counsel
Acceris Management and Acquisition LLC
60 South Sixth Street, Suite 2535
Minneapolis, MN 55402
Facsimile: 612-455-1022
If to Company:	Cognigen Networks, Inc.
Attention: Gary Cook
Acting CEO
6405 218th St. SW, Suite 305
Mountlake Terrace, WAS 98043-2180

Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

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     12.    Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof, and all prior agreements, correspondence, discussions and understandings of the parties (whether oral or written) relating to the subject matter hereof are merged herein and superseded hereby, it being the intention of the parties hereto that this Agreement and the instruments and agreements contemplated hereby shall serve as the complete and exclusive statement of the terms of their agreement. This clause, however, shall not impair the validity or enforceability of the Purchase Agreement and related documents which are intended to be and remain effective.

     13.    Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (by contract, operation of law, change of control or otherwise) without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     14.    Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     15.    Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially, or by arbitral award, declared to be or become illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.

     16.    Governing Law; Venue and Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Minnesota, without regard to the conflict of law rules of Minnesota or any other state. The parties hereto consent to the exclusive venue and jurisdiction of an appropriate federal or state court in Minneapolis, Minnesota for any suit or action arising out of or related to this Agreement. The parties hereto waive any arguments of forum non conveniens in any matter relating to this Agreement.

     17.    Parties in Interest—No Third Party Beneficiaries. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Company or Manager. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company or Manager.

     18.    Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     19.    Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been executed by each of the parties and delivered to the other parties. This Agreement may be executed in facsimile copy with the same binding effect as an original.

     20.    Interpretation. Except as otherwise provided or if the context otherwise requires, whenever used in this Agreement, (a) any noun or pronoun shall be deemed to include the plural and the singular, (b) the terms “include” and “including” shall be deemed to be followed by the phrase “without limitation,” (c) unless the context otherwise requires, all references to Sections refer to Sections of this Agreement, (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (e) any definition of or reference to any Law, agreement, instrument or other document herein will be construed as referring to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (f) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     21.    WAIVER OF JURY TRIAL. COMPANY AND MANAGER EACH ACKNOWLEDGE THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE PARTIES, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS AGREEMENT ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, THE PARTIES BY THEIR ACCEPTANCE OF THIS AGREEMENT WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS AGREEMENT OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

[Signatures on Following Page]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

Cognigen Networks, Inc.

______________________________________
Name:
Title:

MANAGER:

Acceris Management and Acquisition, LLC

______________________________________
Name: Jessica Newman
Title: Chief Executive Officer

[SIGNATURE PAGE TO MANAGEMENT SERVICES AGREEMENT]

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EXHIBIT A

     The telecommunications customer base of Cognigen in the 34 states with the highest revenue.

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EXHIBIT B

True-Up Payment Methodology

The True-up will properly account for the following items:

1.	All Customer collections for the entire Management Services Agreement (“MSA”) effective period from the Effective Date until termination of the MSA.

2.	Payments made to the Company during the term of the MSA to the Company for underlying telecommunications services.

3.	Agent Commission payments made by Manager to the Company

4.	Bad debt and charge backs and credit card processing fees

The True-Up payment shall be made by the party required to make the True-Up payment within no later than 15 days after final determination of the True-Up amount.

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